EXHIBIT 10.9

CONSULTING AGREEMENT

THIS AGREEMENT made as of May 31, 2019.

BETWEEN:

JOHN SARIC, an individual resident in City of Kelowna in the Province of British Columbia (the "**Consultant**")

- and -

AM (ADVANCED MICRO) BIOSCIENCES, INC., a corporation incorporated under the laws of the Province of British Columbia (the "**Corporation**")

WHEREAS:

A. The Consultant has been actively providing business consulting services to the Corporation without a written agreement since October 2018 (the "**Past Services**").

B. The Consultant and the Corporation wish to formalize their relationship and to set forth in writing the terms and conditions upon which the Corporation is prepared to continue to engage the Consultant to provide the Services (as defined herein) to the Corporation.

C. The Consultant is prepared to accept such engagement, all on the terms and conditions set forth herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants, agreements and payments herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1
CONSULTING SERVICES

1.1 Description of Consulting Services

Subject to the terms and conditions of this Agreement, the Consultant shall perform (i) the services set forth in Schedule "A" hereto (the "**Services**") and provide such other assistance and support to the Corporation in connection with the Corporation's business as may reasonably be requested by the Corporation from time to time.

1.2 Independent Consultant

1.2.1 The relationship between the Corporation and the Consultant is, for all purposes, one of principal and independent Consultant rather than employer and employee. The Consultant is solely responsible for deducting and remitting all withholding taxes, income taxes, Canada Pension Plan deductions, Employment Insurance deductions, and all other deductions required by any applicable statute. Further, the Consultant is solely responsible for and will file all returns required under all applicable federal and provincial statutes, including but not limited to the *Income Tax Act*, the Canada Pension

Plan, the *Employment Insurance Act* and the *Workers' Compensation Act*. The Consultant shall provide written proof of compliance with this paragraph on the written request of the Corporation.

1.2.2 Except as set forth herein, the Consultant shall have primary responsibility for all expenses arising out of the Consultant's business.

1.2.3 With the exception of attendance at scheduled meetings, the Consultant shall be free to determine his applicable hours of work. Notwithstanding the foregoing, the Consultant shall work such minimum hours, if any, as are reflected in Schedule "A" hereto.

1.2.4 The Consultant shall indemnify the Corporation against all claims or assessments for income tax or other statutory deductions made under statutory authority arising out of the Consultant's services for the Corporation.

1.2.5 The Consultant shall indemnify the Corporation against all claims, actions, losses, expenses, costs, or damages of every kind arising out of the Consultant's business or caused by the Consultant, including, but not limited to, the negligence of the Consultant.

1.2.6 The Consultant is responsible for the provision of all applicable insurance coverage, including, but not limited to, Workers' Compensation coverage.

1.3 Consultant's Representations

The Consultant represents and warrants that it has the competency, skill and expertise to perform the Services and that Consultant shall utilize professional skill, diligence and care to ensure that all Services are completed to the satisfaction of the Corporation, acting reasonably. In carrying out the Services, Consultant shall comply with all lawful and reasonable instructions as may be given by the Corporation from time to time and with all applicable laws, including the policies of any stock exchange upon which the Corporation's shares are listed for trading.

1.4 Covenants of the Consultant

1.4.1 The Consultant will:

(a) provide the required Services in accordance with the standards set by the Corporation and to the satisfaction of the Corporation, acting reasonably;

(b) while otherwise being free to contract services to other companies, not contract with others for those services offered by the Corporation so as to create a conflict of interest, which includes performing services for organizations in direct or indirect competition with the Corporation;

(c) keep files and all information respecting the business of the Corporation and of its clients in confidence as detailed separately below; and

(d) comply with all rules, laws, ordinances and regulations relating to the Services provided for the Corporation.

ARTICLE 2
COMPENSATION

2.1 Consulting Fee and Terms

2.1.1 In consideration of the Past Services, promptly following the execution of this Agreement the Consultant shall be entitled to receive 215,000 Class "B" Voting Common Shares of the Corporation at a deemed price of $1.00 per share.

2.1.2 In further consideration of the Past Services, the Consultant shall be entitled to receive a cash payment of $210,000 (the "**Past Services Payment**"). The Past Services Payment shall be payable by the Corporation on or prior to December 28, 2019.

2.1.3 Commencing July 1, 2019, the Consultant shall be entitled to receive a cash consulting fee (the "**Consulting Fee**") of $30,000 (plus GST, if applicable) per month, payable in arrears, for the Term (as defined below).

2.1.4 The Consultant shall be entitled to be reimbursed on a monthly basis for all reasonable and pre-approved expenses incurred by the Consultant in the pursuit of the business of the Corporation.

2.2 Income Taxes and Other Deductions

Consultant acknowledges and agrees that the Corporation shall not be required to make any deductions or contributions for any tax, employment insurance, pension, workers' compensation, employer health tax or similar levies in respect of any of Consultant's engagement. Consultant shall be solely responsible for all deductions and remittances required to be made by law in respect of any payments to Consultant from the Corporation or its affiliates or with respect to the Services.

ARTICLE 3
TERMS OF PERFORMANCE

3.1 In conducting the Services under this Agreement, Consultant shall report to the Chief Executive Officer of the Corporation (or his designate, from time to time), as required, and shall act consistently within the lawful directions and policies of the management of the Corporation in effect from time to time.

3.2 Consultant shall well and faithfully provide the Services provided for herein to the Corporation and use its best efforts to promote the interests thereof.

3.3 The Consultant agrees not to initiate, directly or indirectly, any claim, proceeding, litigation or demand of any nature on behalf of itself or any other person against the Corporation or any of its subsidiaries or affiliates, or any of their respective directors, officers, shareholders, employees, agents or affiliates, for any liabilities, claims, losses, costs, damages and expenses in any way relating to, caused by, resulting from, arising directly or indirectly in connection with, or in consequence of, the Services provided or to be provided pursuant to this Agreement, except to the extent that such liabilities, claims, losses, costs, damages or expenses are directly caused by a breach by the Corporation of its obligations under this Agreement or by the negligence or wilful misconduct of the Corporation or any of its directors, officers, shareholders, employees, agents and affiliates.

3.4 The Consultant agrees to indemnify the Corporation and its directors, officers, shareholders, employees, agents and affiliates from and against all liabilities, claims, losses, costs, damages and reasonable expenses (including without limitation any legal fees on a solicitor-client basis or other expenses reasonably incurred in connection with defending or investigating any such action or claim) in any way relating to, caused by, resulting from, arising directly or indirectly in connection with, or in consequence of the gross negligence or fraudulent conduct of the Consultant in connection with the provision of the Services.

3.5 The Consultant further agrees that it will be fully responsible for and will save harmless and indemnify the Corporation from and against all claims, charges, taxes, interest or penalties and demands which may be made by the Minister of National Revenue (or any other taxing authority) requiring the Corporation to pay any taxes or other assessments in respect of the fees paid or payable to the Consultant under this Agreement (including in respect of any and all claims, charges, taxes, interest, or penalties and demands which may be made by or on behalf of the Employment Insurance Commission or the Canada Pension Commission under the applicable statutes and regulations).

ARTICLE 4
TERM AND TERMINATION

4.1 Term of Agreement

The provisions of this Agreement shall remain in full force and effect and the retainment of Consultant by the Corporation under the terms hereof shall continue until January 1, 2020 (the "**Term**").

4.2 Termination By Either Party And Notice

The Corporation and Consultant understand and agree that following the Term, the retainer of the Consultant pursuant to this Agreement may be terminated by the Corporation, at any time, for any reason, with or without cause of any nature whatsoever, upon 30 days' notice to Consultant.

4.3 Termination for Breach

The Corporation may terminate this Agreement at any time if the Consultant is in material breach of his obligations hereunder and such material breach has not been cured to the satisfaction of the Corporation, acting reasonably, within 30 days of the Corporation providing written notice to the Consultant thereof.

4.4 Amounts Payable Upon Termination

Subject to Section 4.5, in the event this Agreement is terminated pursuant to this Article 4, the Consultant shall not be entitled to any compensation except any portion of the Consulting Fee that is accrued but unpaid on the date of termination.

ARTICLE 5
NOTICE

5.1 Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered or faxed or emailed to such party at the address for such party specified below in this section. The date of receipt of such notice, demand or other

communication shall be the date of delivery thereof if delivered, or if faxed or emailed, on the date of transmission if transmitted during the normal business hours of the recipient, and on the next business day of the recipient if not transmitted during the normal business hours of the recipient:

(a) if to the Corporation:

AM (Advanced Micro) Biosciences, Inc.
#201, 1405 St. Paul Street
Kelowna, BC V1V 1S4

Attention: Chief Executive Officer
Email[redacted]

with a copy to (which copy shall not constitute notice):

Pushor Mitchell LLP
301-1665 Ellis Street
Kelowna, BC V1Y 2B3

Attention: Keith Inman
Email: inman@pushormitchell.com

(b) if to the Consultant:

John Saric
14 – 4524 Eldorado Court
Kelowna, BC V1W 1G3

Email: [redacted]

5.2 Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further notice.

ARTICLE 6
CONFIDENTIAL INFORMATION

6.1 Consultant covenants and agrees that during the Term hereof and for a period of five (5) years thereafter, he will keep in strict confidence and shall not use, directly or indirectly, for any other purpose other than for the purpose of providing Services hereunder, all confidential knowledge, information (whether oral or written) and materials obtained or acquired during the course of providing Services hereunder relating to the Corporation or its business and affairs. Other than information disclosed or divulged to the directors, officers and employees of the Corporation, Consultant will not disclose, divulge, publish or transfer, or authorize or permit anyone else to disclose, divulge, publish or transfer or use to his own advantage any such knowledge, materials , business data or other information obtained pursuant to this Agreement or which relate in any manner to the business and affairs of the Corporation, without the prior written consent of the Corporation, which consent may be arbitrarily or unreasonably withheld.

6.2 The obligations of Consultant pursuant to this Article 6 shall not apply to such knowledge, information, material or business data obtained pursuant to this Agreement or relating in any manner to the business and affairs of the Corporation which:

(a) was demonstrably known to Consultant prior to the receipt thereof;

(b) is available to the public in the form of written publication;

(c) shall have become available to Consultant in good faith from a third party who has a bona fide right to disclose same; or

(d) is required to be disclosed to any federal, provincial, state or local government or governmental branch, board, agency or instrumentality necessary to comply with relevant timely disclosure laws or regulatory authorities, including stock exchanges having jurisdiction in respect of the securities of the Corporation.

ARTICLE 7
GENERAL

7.1 Time shall be of the essence of this Agreement.

7.2 This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no conditions, warranties, representations, or other agreements between the parties in connection with the subject matter of this Agreement (whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this Agreement. No amendment of this Agreement will be effective unless made in writing and signed by both parties.

7.3 This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of British Columbia. Each of the parties hereto hereby irrevocably attorns to the exclusive jurisdiction of the courts of such province.

7.4 This Agreement may not be assigned by either party without the prior written consent of the other party, which may be unreasonably withheld.

7.5 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, legal personal representatives, successors and permitted assigns.

7.6 In the event that any provision or part of this Agreement shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions, or parts thereof, shall be and remain in full force and effect.

7.7 Any purported waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the party to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other party. The waiver by a party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that party's rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same of any other nature).

7.8 Each party to the Agreement acknowledges and agrees that the other party has given it the opportunity to seek and obtain independent legal advice, and has recommended that it seek and obtain independent legal advice, with respect to the subject matter of this Agreement and for the purpose of ensuring its rights and interests are protected. Each party to the Agreement represents to the other that it has sought independent legal advice or consciously chosen not to do so with full knowledge of the risks associated with not obtaining such independent legal advice.

7.9 This Agreement may be executed in original form, facsimile or other electronic form, in one or more counterparts, each of which shall be deemed an original, but together which shall constitute one and the same document.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representative effective as of the date first written above.

AM (ADVANCED MICRO) BIOSCIENCES, INC.

Per: ____________________________

Name: Calum Hughes
Title: Chief Executive Officer

DocuSigned by:
26A439591C7C421...
John Saric

5/31/2019

SCHEDULE "A"

In consultation with and reporting to the CEO, the Consultant is responsible for the following:

1. Assist in the pursuit of new business opportunities.

2. Assist in the formulation of strategies as may be reasonably necessary to achieve for the Corporation a return on assets and investments in accordance with the objectives adopted by the Board.

3. Building alliances and partnerships with other organizations.

4. Consulting on real property acquisitions and leases.